UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 7, 2023

AMERIGUARD SECURITY SERVICES, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-173039	99-0363866
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5470 W. Spruce Avenue, Suite 102

Fresno, CA

(Address of principal executive offices)

(559) 271-5984

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(g) of the Act: None

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2023, Ameriguard Security Services Inc. (“AGSS”) entered into a revenue purchase agreement with Velocity Capital Group LLC (“VCG”), pursuant to which AGSS received $412,500 from VCG, for a purchase amount of $565,125. The purchased interest percentage was 8.48%. AGSS committed to paying VCG $17,660 weekly.

On December 20, 2023, AGSS entered into a standard merchant cash advance agreement with TVT CAP (“TVT”), pursuant to which AGSS received $736,000 from TVT, for a purchase price of $800,000 and a purchased receivables amount of $1,199,200. The purchased interest percentage was 14.87%. AGSS committed to paying VCG $49,966.67 weekly.

On January 2, 2024, AGSS entered into a standard merchant cash advance agreement with Cedar Advance LLC (“Cedar”), pursuant to which AGSS received $504,000 from Cedar, for a purchase price of $525,000 and a purchased receivables amount of $719,250. The purchased interest percentage was 12%. AGSS committed to paying VCG $22,476.56 weekly.

Prior to the date of the respective agreement, AGSS had no relationship or dealings with VCG, TVT, nor Cedar.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2023, the Board of Directors of AGSS resolved to appoint Jason Bovell as the Chief Financial Officer of AGSS and reassign Mike Goossen from Chief Financial Officer to Senior Controller. Accordingly, Mike Goossen, will cease to be AGSS’ Chief Financial Officer but will be Senior Controller. There were no disagreements between Mike Goossen and AGSS.

Mr. Jason Bovell, 42 is the new CFO of AmeriGuard Security Services, Inc. From 2013 to 2023, he was a Managing Director at Bovell Financial a full-service accounting firm and provided services such as Advisory, CFO Services, and Tax services to businesses, funds, and governmental agencies. From 2012 to 2013, he served as a Controller for an energy company (SEEA) in which he was tasked with building out the accounting department and creating a new accounting system that met the Department of Energy’s approval. From 2010 to 2012, Mr. Bovell worked for the Center for Disease Control as a Senior Auditor & Cost Analyst. Prior to this, he worked for Cox Enterprises as a Tax Senior in 2006. Prior to this, Mr. Bovell worked for PricewaterhouseCoopers, in the tax practice with stints on the audit side as well. Mr. Bovell received a Bachelor of Arts degree in Business Administration with a concentration in Accounting from Morehouse College and a Master of Arts degree in Taxation from the University of Denver.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Revenue purchase agreement, by and between Velocity Capital Group LLC and Ameriguard Security Services Inc., dated December 18, 2023.

10.2	Standard merchant cash advance agreement, by and between TVT CAP and Ameriguard Security Services Inc., dated December 20, 2023.

10.3	Standard merchant cash advance agreement, by and between Cedar Advance LLC and Ameriguard Security Services Inc., dated January 2, 2024.

99.1	Resolutions of the Board of Directors, dated December 7, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 16, 2024

Ameriguard Security Services Inc.

/s/ Lawrence Garcia
By:	Lawrence Garcia
Title:	President

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